Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Sanford C. Bernstein Fund, Inc. and Bernstein Fund, Inc. of our reports dated November 26, 2025, relating to the financial statements and financial highlights of Diversified Municipal Portfolio, AB Core Bond Portfolio (formerly Intermediate Duration Portfolio), Overlay A Portfolio, Tax-Aware Overlay A Portfolio, Overlay B Portfolio, and Tax-Aware Overlay B Portfolio (each a separate series of Sanford C. Bernstein Fund, Inc.), and Small Cap Core Portfolio, International Small Cap Portfolio and International Strategic Equities Portfolio (each a separate series of Bernstein Fund, Inc.) which appear in Sanford C. Bernstein Fund, Inc.’s and Bernstein Fund, Inc.’s Certified Shareholder Reports on Form N-CSR for the year ended September 30, 2025. We also consent to the references to us under the headings “Statements and Reports”, “Independent Registered Public Accounting Firm and Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
January 28, 2026